Earnings Release Q2 2023	Exhibit 99.1
Coursera Reports Second Quarter 2023 Financial Results
•2023 revenue outlook midpoint raised by $15 million to $620 million
•2023 Adjusted EBITDA margin outlook midpoint improved by 150 bps to (3.5)%

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its second quarter ended June 30, 2023.

“AI advancements are accelerating digital transformation, and people need access to affordable, flexible, and personalized learning pathways designed to keep pace with emerging job opportunities,” said Coursera CEO Jeff Maggioncalda. “Our trusted catalog of more than 40 entry-level Professional Certificates, enhanced by recent launches from Google, Microsoft, and CVS Health, is empowering millions of learners with the skills and credentials to start, switch, or advance their careers.”

Financial Highlights for Second Quarter 2023
•Total revenue was $153.7 million, up 23% from $124.8 million a year ago.
•Gross profit was $79.7 million or 51.9% of revenue, compared to $78.4 million or 62.8% of revenue a year ago. Non-GAAP gross profit was $81.9 million or 53.3% of revenue, compared to $79.9 million or 64.1% of revenue a year ago. The change reflects a shift of expense from operating expense to cost of revenue, in-line with our expectations regarding the previously announced contract extension with our largest industry partner.
•Net loss was $(31.7) million or (20.7)% of revenue, compared to $(49.3) million or (39.5)% of revenue a year ago. Non-GAAP net loss was $(0.3) million or (0.2)% of revenue, compared to $(20.9) million or (16.7)% of revenue a year ago.
•Adjusted EBITDA was $(2.9) million or (1.9)% of revenue, compared to $(15.6) million or (12.5)% of revenue a year ago.
•Net cash used in operating activities was $(6.4) million, compared to $0.9 million provided by operating activities a year ago. Free cash flow was $(11.5) million, compared to $(3.2) million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

“Our strong second quarter results and improved 2023 outlook reflect the differentiated value of our branded, job-relevant credentials to learners and institutions around the world,” said Ken Hahn, Coursera’s CFO. “As a growth company, we continue to benefit from our diversified platform model and ability to deliver high-quality learning through multiple channels.”

Operating Segment Highlights for Second Quarter 2023
•Consumer revenue was $87.0 million, up 25% from a year ago on strong demand for our entry-level Professional Certificates created by industry partners. Segment gross margin was $45.1 million, or 51.9% of Consumer revenue, compared to 72.8% a year ago. The change reflects the previously announced contract extension with our largest industry partner. We added 5.7 million new registered learners during the quarter for a total of 129 million.
•Enterprise revenue was $54.2 million, up 24% from a year ago on growth in our business, government, and campus verticals. Segment gross margin was $38.7 million, or 71.4% of Enterprise revenue, compared to 71.2% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 97%. The total number of Paid Enterprise Customers increased to 1,291, up 35% from a year ago.
•Degrees revenue was $12.5 million, up 10% from a year ago on increased student enrollments. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 19,068, up 9% from a year ago.

All key business metrics are as of June 30, 2023. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Earnings Release Q2 2023
Content, Customer, and Platform Highlights

•Content and Credentials:
◦Launched the fifth entry-level Professional Certificate from Google designed to help individuals with no previous experience or college degree land their first job in the field of cybersecurity.
◦Welcomed 11 new entry-level Professional Certificates from new and existing industry partners, including Akamai, CVS Health, Google, HRCI, IBM, and Microsoft, raising our total to more than 40 live Professional Certificates on our platform.
◦Announced two new degree programs in artificial intelligence, including a bachelor's program from Indian Institute of Technology (IIT) Guwahati and a master's program from Universidad de los Andes.

•Enterprise Customers:
◦Coursera for Business announced an expanded partnership with BNP Paribas Cardif, including a multi-year agreement that encompasses access to online training for all employees and five million customers across Latin America.
◦Coursera for Government announced new and expanded workforce development partnerships with key U.S. states and cities, including the Louisiana Workforce Commission, Nevada Department of Employment, Training and Rehabilitation, and Fayetteville Arkansas Public Library.
◦Coursera for Campus launched new and expanded partnerships to prepare students around the world for the demands of the modern workforce, including Erciyes Üniversitesi (Turkey), Satbayev University (Kazakhstan), Texas Tech University (U.S.), Universidad del Valle de México (Mexico), and XLRI Jamshedpur (India).

•Learning Platform:
◦Launched Coursera Coach (beta) to Coursera Plus subscribers, providing a generative AI-powered virtual learning assistant grounded in expert content and designed to provide personalized feedback, answer questions, and summarize video lectures and resources.
◦Completed the first milestone of our machine learning translation initiative, delivering subtitle translations for approximately 2,000 courses in seven languages.
◦Introduced a Coursera ChatGPT plugin for enhanced personalized discovery across the Coursera catalog, allowing learners using GPT-4 to quickly identify recommended content and credentials to develop skills in a given subject or career field.

Highlights reflect developments since March 31, 2023 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Share Repurchase Program

As previously announced, Coursera's Board of Directors approved a share repurchase program with authorization to purchase up to $95 million of the Company’s common stock. The share repurchase program is designed to reduce the impact of share dilution from one-time employee stock issuances granted in 2022. During the second quarter of 2023, we initiated our share repurchase program and bought back 4.5 million shares at an average price of $12.06 per share for a total amount of $54.5 million, including commissions.

Financial Outlook
•Third quarter 2023:
◦Revenue in the range of $156 to $160 million
◦Adjusted EBITDA in the range of $(9) to $(14) million
•Full year 2023:
◦Revenue in the range of $617 to $623 million
◦Adjusted EBITDA in the range of $(19) to $(24) million

Earnings Release Q2 2023
Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its second quarter 2023 performance today, July 27, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 129 million registered learners as of June 30, 2023. Coursera partners with over 300 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Earnings Release Q2 2023

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of amortization of stock-based compensation expense capitalized as internal-use software costs, stock-based compensation expense, restructuring related charges, and payroll tax expense related to stock-based compensation. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income; (3) other expense (income), net; (4) stock-based compensation expense; (5) restructuring related charges; (6) income tax expense; and (7) payroll tax expense related to stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Earnings Release Q2 2023
Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: the need for access to affordable flexible, and personalized learning resources, learners coming to Coursera to advance to advance their careers and learn from the world's best brands; Professional Certificates (coupled with Coursera Coach, Coursera's AI-powered innovation) and its ability to redefine pathways to digital jobs; the continued benefit to Coursera of its diversified platform model and ability to deliver high-quality learning through multiple channels; the anticipated features and benefits of Coursera’s generative AI-powered innovations, including Coursera Coach and Course Builder; the potential of Coursera's stock repurchase program to reduce the impact of stock dilution; Coursera’s mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; risks related to our AI innovations and AI generally; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, or the resurgence of the COVID-19 pandemic or similar widespread health crises, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q2 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$153,702	$124,754	$301,344	$245,187
Cost of revenue(1)	74,001	46,348	144,175	89,151
Gross profit	79,701	78,406	157,169	156,036
Operating expenses:
Research and development(1)	41,286	44,929	85,095	82,884
Sales and marketing(1)	52,001	55,586	104,873	107,253
General and administrative(1)	24,937	25,726	50,460	50,904
Restructuring related charges(1)	(147)	—	(5,806)	—
Total operating expenses	118,077	126,241	234,622	241,041
Loss from operations	(38,376)	(47,835)	(77,453)	(85,005)
Other income (expense):
Interest income	8,240	837	16,277	1,172
Other (expense) income, net	(8)	(1,173)	94	(1,598)
Loss before income taxes	(30,144)	(48,171)	(61,082)	(85,431)
Income tax expense	1,599	1,163	3,025	2,171
Net loss	$(31,743)	$(49,334)	$(64,107)	$(87,602)
Net loss per share—basic and diluted	$(0.21)	$(0.34)	$(0.43)	$(0.61)
Weighted average shares used in computing net loss per share—basic and diluted	150,262,064	144,782,220	149,621,816	143,909,469
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$914	$812	$1,791	$1,389
Research and development	13,303	12,619	26,768	22,362
Sales and marketing	7,499	8,048	15,856	14,322
General and administrative	7,609	6,026	15,240	11,410
Restructuring related charges	(17)	—	(5,605)	—
Total stock-based compensation expense	$29,308	$27,505	$54,050	$49,483

Earnings Release Q2 2023
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$361,201	$320,817
Marketable securities	355,710	459,654
Accounts receivable, net	73,209	53,734
Deferred costs, net	24,734	24,147
Prepaid expenses and other current assets	22,154	17,636
Total current assets	837,008	875,988
Property, equipment, and software, net	28,840	27,096
Operating lease right-of-use assets	7,199	9,605
Intangible assets, net	9,179	8,553
Other assets	36,484	26,355
Total assets	$918,710	$947,597

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$88,719	$66,375
Other accounts payable and accrued expenses	17,582	23,342
Accrued compensation and benefits	23,020	21,163
Operating lease liabilities, current	7,660	8,658
Deferred revenue, current	138,601	115,701
Other current liabilities	9,093	7,202
Total current liabilities	284,675	242,441
Operating lease liabilities, non-current	2,650	5,791
Deferred revenue, non-current	3,212	3,076
Other liabilities	1,692	1,714
Total liabilities	292,229	253,022
Stockholders’ equity:
Common stock	2	1
Additional paid-in capital	1,414,559	1,364,116
Treasury stock—at cost	(59,230)	(4,701)
Accumulated other comprehensive loss	(620)	(718)
Accumulated deficit	(728,230)	(664,123)
Total stockholders’ equity	626,481	694,575
Total liabilities and stockholders’ equity	$918,710	$947,597

Earnings Release Q2 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(64,107)	$(87,602)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,842	8,621
Stock-based compensation expense	54,050	49,483
(Amortization) accretion of marketable securities	(9,413)	1,020
Impairment of long-lived assets	1,275	5,095
Other	202	493
Changes in operating assets and liabilities:
Accounts receivable, net	(19,686)	(23,428)
Prepaid expenses and other assets	(14,269)	(13,522)
Operating lease right-of-use assets	2,407	2,507
Accounts payable and accrued expenses	15,863	4,462
Accrued compensation and other liabilities	2,259	(1,151)
Operating lease liabilities	(4,139)	(3,136)
Deferred revenue	23,037	19,758
Net cash used in operating activities	(1,679)	(37,400)
Cash flows from investing activities:
Purchases of marketable securities	(121,756)	(180,552)
Proceeds from maturities of marketable securities	235,000	15,000
Purchases of property, equipment, and software	(721)	(717)
Capitalized internal-use software costs	(7,604)	(7,266)
Purchases of content assets	(1,300)	(954)
Net cash provided by (used in) investing activities	103,619	(174,489)
Cash flows from financing activities:
Proceeds from exercise of stock options	14,114	11,787
Proceeds from employee stock purchase plan	3,530	4,596
Payments for repurchases of common stock	(53,066)	—
Payment of deferred offering costs	—	(295)
Payments for tax withholding on vesting of restricted stock units	(24,855)	(4,852)
Net cash (used in) provided by financing activities	(60,277)	11,236
Net increase (decrease) in cash, cash equivalents, and restricted cash	41,663	(200,653)
Cash, cash equivalents, and restricted cash—Beginning of period	322,878	582,719
Cash, cash equivalents, and restricted cash—End of period	$364,541	$382,066

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$361,201	$380,005
Restricted cash, current	1,574	—
Restricted cash, non-current	1,766	2,061
Total cash, cash equivalents, and restricted cash	$364,541	$382,066

Earnings Release Q2 2023
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit	$79,701	$78,406	$157,169	$156,036
Amortization of stock-based compensation expense capitalized as internal-use software costs	1,217	685	2,386	1,240
Stock-based compensation expense	914	812	1,791	1,389
Payroll tax expense related to stock-based compensation	26	3	76	13
Non-GAAP gross profit	$81,858	$79,906	$161,422	$158,678

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(31,743)	$(49,334)	$(64,107)	$(87,602)
Amortization of stock-based compensation expense capitalized as internal-use software costs	1,217	685	2,386	1,240
Stock-based compensation expense	29,325	27,505	59,655	49,483
Restructuring related charges	(147)	—	(5,806)	—
Payroll tax expense related to stock-based compensation	1,014	268	2,377	733
Non-GAAP net loss	$(334)	$(20,876)	$(5,495)	$(36,146)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(31,743)	$(49,334)	$(64,107)	$(87,602)
Depreciation and amortization	5,331	4,439	10,842	8,621
Interest income	(8,240)	(837)	(16,277)	(1,172)
Other expense (income), net	8	1,173	(94)	1,598
Stock-based compensation expense	29,325	27,505	59,655	49,483
Restructuring related charges	(147)	—	(5,806)	—
Income tax expense	1,599	1,163	3,025	2,171
Payroll tax expense related to stock-based compensation	1,014	268	2,377	733
Adjusted EBITDA	$(2,853)	$(15,623)	$(10,385)	$(26,168)

Net loss margin	(21)%	(40)%	(21)%	(36)%
Adjusted EBITDA Margin	(2)%	(13)%	(3)%	(11)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities(2)	$(6,371)	$857	$(1,679)	$(37,400)
Less: purchases of property, equipment, and software	(423)	(317)	(721)	(717)
Less: capitalized internal-use software costs	(4,742)	(3,722)	(7,604)	(7,266)
Free Cash Flow	$(11,536)	$(3,182)	$(10,004)	$(45,383)
(2)Includes immaterial cash payments and $5.1 million in cash payments for restructuring related charges made during the three and six months ended June 30, 2023, respectively.